UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

S&W SEED COMPANY

(Exact name of registrant as specified in its charter)

Delaware	27-1275784
(State of incorporation or organization)	(IRS Employer Identification No.)

25552 South Butte Avenue, Five Points, CA	93624
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of two shares of Common Stock, one Class A Warrant and one Class B Warrant	NASDAQ Capital Market
Common Stock, par value $0.001 per share	NASDAQ Capital Market
Class A Warrants, each to purchase one share of Common Stock	NASDAQ Capital Market
Class B Warrants, each to purchase one share of Common Stock	NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-164588

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.                   Description of Registrant’s Securities to be Registered

The information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-164588) under the Securities Act of 1933, as filed with the Securities and Exchange Commission on January 29, 2010, as amended on each of March 10, 2010, March 26, 2010, April 12, 2010 and April 23, 2010, and as may be amended after the date hereof (the “Registration Statement”), is hereby incorporated by reference. Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2.                   Exhibits

The following exhibits are filed herewith or are incorporated by reference as indicated below.

EXHIBIT NO.	DESCRIPTION

3.1(1)	Registrant’s Certificate of Incorporation

3.2(1)	Registrant’s By-laws

3.2.1(2)	Amendment No. 1 to Registrant’s By-laws

4.1(3)	Form of Common Stock Certificate

4.2(3)	Form of Unit Certificate

4.3(3)	Form of Class A Warrant

4.4(3)	Form of Class B Warrant

4.5(3)	Form of Warrant Agreement between the Registrant and Transfer Online, Inc.

(1)                      Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of S&W Seed Company, filed by S&W Seed Company on January 29, 2010 (File No. 333-164588).

(2)                      Incorporated by reference to the identically numbered exhibit to Pre-effective Amendment No. 2 to the Registration Statement on Form S-1 of S&W Seed Company, filed by S&W Seed Company on March 26, 2010 (File No. 333-164588).

(3)                      Incorporated by reference to the identically numbered exhibit to Pre-effective Amendment No. 4 to the Registration Statement on Form S-1 of S&W Seed Company, filed by S&W Seed Company on April 23, 2010 (File No. 333-164588).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  April 23, 2010

S&W SEED COMPANY

By:	/s/ Mark S. Grewal
President and Chief Executive Officer